UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 31, 2006

FREIGHTCAR AMERICA, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-51237	25-1837219
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Two North Riverside Plaza, Suite 1250 Chicago, Illinois	60606
(Address of principal executive offices)	(Zip Code)

(800) 458-2235

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On October 31, 2006, FreightCar America, Inc. (the “Company”) and John E. Carroll, Jr., the Company’s President and Chief Executive Officer, entered into a Termination Agreement (the “Agreement”) with respect to Mr. Carroll’s employment with the Company. A copy of the Agreement is attached as Exhibit 10.1 hereto. Pursuant to the Agreement, the term of Mr. Carroll’s employment with the Company was extended from December 31, 2006 to April 30, 2007. Mr. Carroll’s employment with the Company will terminate on April 30, 2007 and he has agreed to resign from the Company’s Board of Directors as of that date.

During the term of the Agreement, Mr. Carroll will be paid a base salary at an annual rate of $550,000. The Company also agreed to promptly pay Mr. Carroll a bonus equal to the greater of (i) $500,000 or (ii) 1% of the Company’s EBITDA for the term of the Agreement. Mr. Carroll is also entitled to receive all benefits under any employee benefit plan, arrangement or perquisite made available to the Company’s executives.

On the termination date of Mr. Carroll’s employment, the Company will pay to Mr. Carroll a severance payment of $1,500,000. The Company also agreed to continue to make lifetime coverage available under its medical insurance plan to each of Mr. Carroll and his spouse following the termination date.

The Agreement requires Mr. Carroll to abide by restrictive covenants relating to non-disclosure, as well as non-competition for two years following termination of employment.

The Agreement is expected to adversely affect the Company’s earnings per share by approximately $0.03 during the fourth quarter of 2006 and approximately $0.06 during the first half of 2007.

In connection with entering into the Agreement, the Company announced that its Board of Directors has formed a search committee to find a new President and Chief Executive Officer. A copy of the related press release is attached as Exhibit 99.1 hereto.

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

See the disclosure above under Item 1.01, “Entry into a Material Definitive Agreement.”

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

  Exhibit 10.1    Termination Agreement between FreightCar America, Inc. and John E. Carroll, Jr., dated as of October 31, 2006.

  Exhibit 99.1    Press release of FreightCar America, Inc., dated October 31, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FreightCar America, Inc.

Date: October 31, 2006	By:	/s/ Kevin P. Bagby
	Name:	Kevin P. Bagby
	Title:	Vice President, Finance, Chief Financial Officer, Treasurer and Secretary

EXHIBIT INDEX

Exhibit Number	Description
Exhibit 10.1	Termination Agreement between FreightCar America, Inc. and John E. Carroll, Jr., dated as of October 31, 2006.

Exhibit 99.1	Press release of FreightCar America, Inc., dated October 31, 2006.